EXHIBIT 32.1

Certificate Under Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Hemptown Clothing Inc. (the "Company") on Form 10-QSB for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2004

By: /s/ JERRY KROLL Jerry Kroll Chairman of the Board and Chief Executive Officer